ESSA BANK & TRUST
                            ENDORSEMENT SPLIT DOLLAR
                            LIFE INSURANCE AGREEMENT

     THIS ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE AGREEMENT (the "Agreement") is adopted this 1st day of October, 2008, by and between ESSA Bank & Trust (the "Bank"), and V. Gail Warner (the "Executive").

     The purpose of this Agreement is to retain and reward the Executive, by dividing the death proceeds of certain life insurance policies which are owned by the Bank on the life of the Executive with the designated beneficiary of the Executive. The Bank will pay the life insurance premiums from its general assets.

                                    Article 1
                                   Definitions

     Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1  "Bank's   Interest"   means  the   benefit   set  forth  in  Section   2.1.

1.2 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4 "Board" means the Board of Directors of the Bank as from time to time constituted.

1.5  "Executive's  Interest"  means  the  benefit  set  forth  in  Section  2.2.

1.6 "Insurer" means the insurance company issuing the Policy on the life of the Executive.

1.7 "Net Death Proceeds" means the total death proceeds of the Policy minus the greater of (i) the cash surrender value or (ii) the aggregate premiums paid by the Bank.

1.8  "Normal  Retirement  Age"  means  the  Executive's  attainment  of age  65.

1.9 "Policy" or "Policies" means the individual insurance policy or policies adopted by the Bank for purposes of insuring the Executive's life under this Agreement.

                                    Article 2
                           Policy Ownership/Interests

2.1 Bank's Interest. The Bank shall own the Policies and shall have the right to exercise all incidents of ownership, except as limited herein. The Bank shall be the beneficiary of the remaining death proceeds of the Policies after the Executive's Interest is determined according to Section 2.2 below.

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2.2  Executive's  Interest.  Upon  Executive's  death (1) while  employed by the
     Bank; and (2) prior to Normal Retirement Age, the Executive's Beneficiary shall be entitled to an amount of death proceeds equal to four times (4X) current base salary (as defined by the Bank) or 100% of the net-at-risk insurance portion of the proceeds, whichever is less. The net-at-risk insurance portion is the total proceeds less the cash value of the Policy. In no event shall the death benefit hereunder exceed the Net Death Proceeds of the Policy. The Executive, or the Executive's assignee, shall have the right to designate the Beneficiary pursuant to the terms of this Agreement. Upon the earlier of (1) Executive's termination of employment for any reason; or (2) Executive's attainment of Normal Retirement Age, this Agreement shall automatically terminate and no death benefit shall be due hereunder.

2.3 Bank has no Obligation to Pay. Death proceeds payable under this Agreement shall be paid solely by the Insurer from the proceeds of any Policy(ies) on the life of the Insured. In no event shall the Bank be obligated to pay a death benefit under this Agreement from its general funds. Should an Insurer refuse or be unable to pay death proceeds endorsed to Insured under the express terms of this Agreement, or should the Bank cancel the Policy(ies) for any reason, Executive's Beneficiary(ies) shall not be entitled to a death benefit.

                                    Article 3
                           Premiums and Imputed Income

3.1  Premium Payment. The Bank shall pay all premiums due on all Policies.

3.2 Economic Benefit. The Bank shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive's age multiplied by the aggregate death benefit payable to the Beneficiary. The "life insurance premium factor" is the minimum factor applicable under guidance published pursuant to Treasury Reg. ss. 1.61-22(d)(3)(ii) or any subsequently applicable authority.

3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis, by adding the economic benefit to the Executive's W-2, or if applicable, Form 1099.

                                    Article 4
                               General Limitations

4.3 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide during the Policy exclusion period, or if the insurance company denies coverage (i) for material misstatements of fact made by the Executive on any application for life insurance purchased by the Bank, or
     (ii) for any other reason; provided, however that the Bank shall evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial.

                                    Article 5
                                  Beneficiaries

5.1 Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other Agreement of the Bank in which the Executive participates.

5.2 Beneficiary Designation; Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Bank or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Bank's rules and procedures, as in effect from time to time. Upon the acceptance by the Bank of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Bank shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Bank prior to the Executive's death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Bank or its designated agent.

5.4 No Beneficiary Designation. If the Executive dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Executive, then the Executive's surviving spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made payable to the personal representative of the Executive's estate.

5.5 Facility of Payment. If the Bank determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Bank may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                    Article 6
                                   Assignment

     The Executive may irrevocably assign without consideration all of the Executive's Interest in this Agreement to any person, entity, or trust. In the event the Executive shall transfer all of the Executive's Interest, then all of the Executive's Interest in this Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in this Agreement.

                                    Article 7
                                     Insurer

     The Insurer shall be bound only by the terms of its given Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement. The Insurer shall have the right to rely on the Bank's representations with regard to any definitions, interpretations or Policy interests as specified under this Agreement.

                                    Article 8
                           Claims And Review Procedure

8.1 Claims Procedure. The Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

     8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

     8.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     8.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The  specific  reasons  for the denial;
          (b) A reference to the specific provisions of the Agreement on which the denial is based;
          (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
          (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and
          (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

     8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

     8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

     8.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     8.2.4 Timing of Bank's Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     8.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The  specific  reasons  for the denial;
          (b) A reference to the specific provisions of the Agreement on which the denial is based;
          (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and
          (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).


                                    Article 9
                           Amendments and Termination

This Agreement may be amended or terminated unilaterally by the Bank for any reason.

                                   Article 10
                                 Administration

10.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or persons as the Board may choose. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with this Agreement.

10.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

10.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

10.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

10.5 Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of termination or death of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

                                   Article 11
                                  Miscellaneous

11.1 Binding Effect. This Agreement shall bind the Executive and the Bank, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

11.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an Executive of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an Executive nor interfere with the Executive's right to terminate employment at any time.

11.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the state where the principal offices of the Bank reside, except to the extent preempted by the laws of the United States of America.

11.4 Notice. Any notice or filing required or permitted to be given to the Bank under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

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     Such  notice  shall  be  deemed  given as of the date of  delivery  or,  if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.


     Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

11.5 Entire Agreement. This Agreement, along with the Executive's Beneficiary Designation Form, constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.



     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                              ESSA BANK & TRUST



 9-30-2008                                    By: /s/Gary S. Olson
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Date



 9-30-2008                                        /s/ V. Gail Warner
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Date                                             Executive